FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

        This Amendment, dated as of November 19, 2003 (the “Amendment”), to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of July 30, 2003 (the “Agreement”), is made by and between LEHMAN BROTHERS BANK, FSB (“Buyer”) and AAMES CAPITAL CORPORATION (“Seller” and, together with the Buyer, the “Parties”).

RECITALS

        WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain Mortgage Loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such Mortgage Loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

        WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the Mortgage Loans.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

   Section 1. Amendment.

        1.1      As of January 1, 2004, Section 13(a)(xii) is hereby deleted in its entirety and replaced with the following:

   "(xii) Tangible Net Worth of the Guarantor shall at any time be less than $60,000,000;"

        1.2      As of the date hereof, Section 13(a)(xxii) is hereby deleted in its entirety and replaced with the following:

   “(xxii) Guarantor shall pay any dividends under its preferred stock at any time (it being understood and agreed that such dividends may accrue), other than dividends accumulated through and including December 31, 2003 (payable in one or more installments on or prior to December 31, 2003) to holders of the Guarantor’s Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.”

   Section 2. Covenants, Representations and Warranties of the Parties.

        2.1      Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

        2.2      Each of the Parties hereby represents and warrants to the other that (a) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

   Section 3. Effect upon the Agreement.

        3.1      Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the “Agreement” in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

        3.2      The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

   Section 4. Governing Law.

        THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

   Section 5. Counterparts.

   This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

SELLER: AAMES CAPITAL CORPORATION, as Seller

By:_____________________________________
Name: Title:

BUYER: LEHMAN BROTHERS BANK, FSB, as Buyer

By:______________________________________
Name: Title: